EXHIBIT A

                                     FORM OF
                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Plan") is adopted by The Tocqueville Trust, a Massachusetts business trust (the "Trust"), on behalf of two of its portfolios, The Tocqueville Asia-Pacific Fund (the "Asia-Pacific Fund") and The Tocqueville International Value Fund (the "International Value Fund") as of ________, 1997. (The Asia-Pacific Fund and International Value Fund are sometimes referred to as a "Fund" and together as the "Funds.")

                              W I T N E S S E T H :
                              ---------------------

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, this Plan is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended, such reorganization to consist of the transfer of all of the assets of the Asia-Pacific Fund in exchange for shares of beneficial interest, no par value, of the International Value Fund ("International Value Fund Shares"), the assumption by the International Value Fund of the liabilities of the Asia-Pacific Fund, and the distribution, after the Closing (as defined in Section 5) of International Value Fund Shares to the shareholders of the Asia-Pacific Fund in liquidation of the Asia-Pacific Fund, all upon the terms and conditions hereinafter set forth in this Plan; and

     WHEREAS, the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust, within the meaning of the 1940 Act, has determined with regard to each Fund that participating in the transactions contemplated by this Plan is in the best interests of the Funds and that the interests of shareholders of the Funds will not be diluted as a result of such transactions.

     NOW, THEREFORE, the Board of Trustees of the Trust hereby adopts and declares the following Plan:

     1. TRANSFER OF ASSETS. Subject to the terms and conditions set forth herein, at the Closing the Trust shall transfer all of the assets of the Asia-Pacific Fund to the International Value Fund, and in consideration therefor, the International Value Fund shall assume all of the Liabilities (as defined herein), and issue to the Trust, on behalf of the Asia-Pacific Fund, International Value Fund Shares (the "New Shares") having an aggregate net asset value equal to the value of the assets of the Asia-Pacific Fund transferred less the Liabilities assumed. "Liabilities" shall mean the liabilities and obligations reflected in an unaudited statement of assets and liabilities of the Asia-Pacific Fund as of the close of business on the Valuation Date (as hereinafter defined), determined in accordance with generally accepted accounting principles consistently applied from the Asia-Pacific Fund's most recently completed audit period. The net asset value of the New Shares and the value of the net assets of the Asia-Pacific Fund to be transferred shall be determined as of the close of regular trading on the New
York Stock Exchange on the business day next preceding the Closing (the "Valuation Date") using the valuation procedures set forth in the then current prospectus and statement of additional information of the International Value Fund.

     The International Value Fund shall assume only the Liabilities, and no other liabilities or obligations, whether absolute or contingent, known or unknown, accrued or unaccrued. All Liabilities that exist at or after the Closing shall, after the Closing, attach to the International Value Fund and may be enforced against the International Value Fund to the same extent as if the same had been incurred by the International Value Fund.

     2. LIQUIDATION OF THE ASIA-PACIFIC FUND. Upon the consummation of the transactions referred to in Section 1, the New Shares will be issued to the Trust, to be credited to the accounts of shareholders of record of the Asia-Pacific Fund at the close of business on the Valuation Date. At or as soon as practicable after the Closing, the New Shares will be distributed to such shareholders in exchange for and in liquidation and cancellation of the shares of the Asia-Pacific Fund, each such shareholder to receive the number of New Shares that is equal in dollar amount to the value of shares of beneficial interest of the Asia-Pacific Fund held by such shareholder as of the close of business on the Valuation Date. Such distribution will be accomplished by the establishment of an open account on the share records of the International Value Fund in the name of each shareholder of the Asia-Pacific Fund and representing the respective number of New Shares due such shareholder. For these purposes, the shareholders of record of the Asia-Pacific Fund as of the close of business on the Valuation Date shall be certified by the transfer agent of the Trust.

     The Trust shall file on behalf of the Asia-Pacific Fund such instruments of dissolution, if any, as are necessary to effect the dissolution of the Asia-Pacific Fund and shall take all other steps necessary to effect a complete liquidation and dissolution of the Asia-Pacific Fund.

     3. REPRESENTATIONS AND WARRANTIES.

     (a) The Trust, on behalf of the Asia-Pacific Fund and International Value Fund, hereby represents and warrants to the International Value Fund and Asia-Pacific Fund as follows:

         (i) the Trust is duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has full power and authority to conduct its business as presently conducted;

         (ii) the Trust has full power and authority to execute, deliver and carry out the terms of this Plan on behalf of the Asia-Pacific Fund and International Value Fund;

         (iii) the execution and delivery of this Plan on behalf of the Asia-Pacific Fund and International Value Fund and the consummation of the transactions contemplated hereby are duly authorized and no other proceedings on the part of the Trust, the shareholders of the International Value Fund, or the shareholders of the Asia-Pacific Fund (other than as contemplated in Section 4(f)) are necessary to authorize this Plan and the transactions contemplated hereby;

         (iv) this Plan has been duly executed by the Trust on behalf of the Asia-Pacific Fund and the International Value Fund and constitutes its valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other rights affecting creditors' rights generally, and general equitable principles;

         (v) neither the execution and delivery of this Plan by the Trust on behalf of the Asia-Pacific Fund or the International Value Fund, nor the
consummation by the Trust on behalf of the Asia-Pacific Fund or the International Value Fund of the transactions contemplated hereby will conflict with, result in a breach or violation of, or constitute (or with notice, lapse of time or both constitute) a breach of or default under, the Declaration of Trust or By-Laws of the Trust, or any statute, regulation, order, judgment or decree, or any instrument, contract or other agreement to which the Trust is a party or by which the Trust or any of its assets is subject or bound; and

         (vi) no authorization, consent or approval of any governmental or other public body or authority or any other party is necessary for the execution and delivery of this Plan by the Trust on behalf of the Asia-Pacific Fund and the International Value Fund or the consummation of any transactions contemplated hereby, other than as shall be obtained at or prior to the closing.

     4. CONDITIONS PRECEDENT. The obligations herein of the Trust to effectuate the Plan shall be subject to the satisfaction of the following conditions:

     (a) At or immediately prior to the Closing, the Trust shall have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the shareholders of the Asia-Pacific Fund all of the Fund's investment company taxable income for taxable years ending at or prior to the Closing (computed without regard to any deduction for dividends paid) and all of its net capital gain, if any, realized in taxable years ending at or prior to the closing (after reduction for any capital loss carry-forward);

     (b) Such authority and orders from the Securities and Exchange Commission (the "Commission") and state securities commissions as may be necessary to permit the Trust to carry out the transactions contemplated by this Plan shall have been received;

     (c) A registration statement of the Trust on Form N-14 under the Securities Act of 1933, as amended (the "Securities Act"), and such amendment or amendments thereto as are determined by the Board of Trustees of the Trust to be necessary and appropriate to effect such registration of the New Shares (the "Registration Statement"), shall have been filed with the Commission and shall have become effective, and no stop-order suspending the effectiveness of such Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission (unless withdrawn or terminated);

     (d) The New Shares shall have been duly qualified for offering to the public in all states in which such qualification required for consummation of the transactions contemplated hereunder.

     (e) The Board of Trustees of the Trust shall have received a legal opinion from outside counsel, in form and substance reasonably satisfactory to the Board of Trustees of the Trust, as to tax and corporate matters related to this Plan, including, without limitation, that the proposed reorganization will not result in any taxable gain or loss to the Asia-Pacific Fund or its shareholders; and

     (f) This Plan and the proposed reorganization contemplated hereby shall have been approved by shareholders of the Asia-Pacific Fund in accordance with the 1940 Act, at a meeting of shareholders of the Asia-Pacific Fund to be duly called for such purpose.

     5. CLOSING. The Closing shall be held at the offices of the Trust and shall occur as of the commencement of business on (a) _______, 1997, or (b) if all regulatory or shareholder approvals shall not have been received by such date, then on the first Monday following receipt of all necessary regulatory approvals and the final adjourned meeting of shareholders of the Asia-Pacific Fund at which this Plan is considered and approved, or (c) such later time as the Trust may determine, giving consideration to the best interests of the Funds. All acts taking place at the Closing shall deemed to take place simultaneously unless otherwise provided.

     6. EXPENSES. The expenses of the transactions contemplated by this Plan shall be borne by the Funds in proportion to their respective net assets, valued at the Closing, whether or not the transactions contemplated hereby are consummated.

     7. TERMINATION. This Plan and the transactions contemplated hereby may be terminated and abandoned by resolution of the Board of Trustees of the Trust, at any time prior to the Closing, if circumstances should develop that, in the opinion of the Board, in its sole discretion, make proceeding with this Plan inadvisable for either Fund. In the event of any such termination, there shall be no liability for damages on the part of either Fund, or its agent or officers, to the other Fund, or its agents or officers.

     8. AMENDMENTS. This Plan may be amended, waived or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Trust with respect to either Fund; provided, however, that following the meeting of the Asia-Pacific Fund shareholders called by the Trust pursuant to
Section 4(f) of this Plan, no such amendment, waiver or supplement may have the effect of changing the provisions for determining the amount of International Value Fund Shares to be issued to the Asia-Pacific Fund shareholders under this Plan, or otherwise to the detriment of such shareholders, without their further approval.

     9. GOVERNING LAW. This Plan shall be governed and construed in accordance with the laws of Massachusetts, without giving effect to the conflicts of laws provisions thereof.

     10. FURTHER ASSURANCES. The Trust, with respect to the Asia-Pacific Fund and the International Value Fund, shall take such further action, prior to, at, and after the Closing, as may be necessary or desirable and proper to consummate the transactions contemplated hereby.

     IN WITNESS WHEREOF, the Board of Trustees of the Trust has caused this Plan to be executed on behalf of each Fund as of the date first set forth above by their duly authorized representatives.

                               THE TOCQUEVILLE TRUST
                               on behalf of The Tocqueville Asia-Pacific Fund


Attest:

                               By:______________________________

----------------




                                THE TOCQUEVILLE TRUST
                                on behalf of The Tocqueville International Value
                                     Fund


Attest:

                                 By:___________________________

------------------